Exhibit 11
                  Arvin Industries, Inc.
     Computation of Earnings Per Share of Common Stock
      (Amounts in millions, except per share amounts)

                                                                     Unaudited                         Unaudited
                                                                 ----------------------            ----------------------
                                                                   Three Months Ended                Nine Months Ended
                                                                 ----------------------            ----------------------
                                                             September 29,    October 1,       September 29,    October 1,
                                                                1996             1995             1996             1995
                                                                -------          -------          -------          -------
Primary Earnings Per Share
  Income from continuing operations                        $        8.3     $        2.7     $       28.3     $       10.5
  Income from discontinued operation, net of tax                     .0             (1.7)              .0              1.1
                                                                -------          -------          -------          -------
  Net income to common stock                               $        8.3     $        1.0     $       28.3     $       11.6
                                                                =======          =======          =======          =======
  Average shares of common stock outstanding                       22.5             22.3             22.4             22.3
  Incremental common shares applicable to common
    stock options based on the common stock daily
    average market price during the period                           .1               .1               .1               .1
                                                                -------          -------          -------          -------
  Average common shares, as adjusted                               22.6             22.4             22.5             22.4
                                                                =======          =======          =======          =======

  Earnings per average share of  common stock
    (including common stock equivalents):
      Continuing operations                                $        .37     $        .12     $       1.26     $        .47
      Discontinued operations                                       .00             (.08)             .00              .05
                                                                -------          -------          -------          -------
                                                           $        .37     $        .04     $       1.26     $        .52
                                                                =======          =======          =======          =======
Fully Diluted Earnings Per Share: (1)
  Income from continuing operations                        $        8.3     $        2.7     $       28.3     $       10.5
  Income from discontinued operation, net of tax                     .0             (1.7)              .0              1.1
                                                                -------          -------          -------          -------
  Net income                                                        8.3              1.0             28.3             11.6
  Add back 7.5% convertible debentures' after tax
    interest expense.                                                .7               .9              2.2              2.8
                                                                -------          -------          -------          -------
  Net income to common stock assuming full dilution        $        9.0     $        1.9     $       30.5     $       14.4
                                                                =======          =======          =======          =======

  Average shares of common stock outstanding                       22.5             22.3             22.4             22.3
  Incremental common shares applicable to common stock
    options based on the more dilutive ending or average
    market price of the common stock during the period               .2               .1               .1               .1
  Average common shares issuable assuming conversion
    of 7.5% convertible subordinated debentures                     2.2              2.7              2.2              2.8

                                                                -------          -------          -------          -------
  Average common shares assuming full dilution                     24.9             25.1             24.7             25.2
                                                                =======          =======          =======          =======

  Fully diluted earnings per average share assuming
    conversion of all applicable securities:
      Continuing operations                                $        .36     $        .14     $       1.23     $        .53
      Discontinued operations                                       .00             (.07)             .00              .04
                                                                -------          -------          -------          -------
                                                           $        .36     $        .07     $       1.23     $        .57
                                                                =======          =======          =======          =======

1)  Fully diluted earnings per share amounts are shown for the third quarter and nine months of 1995 in accordance with Securities and Exchange Commission requirements although not in accordance with A.P.B. 15 because they result in anti-dilution.

See notes to consolidated financial statements.